UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 18, 2009

Lpath, Inc.

(Exact name of registrant specified in charter)

Nevada	000-50344	16-1630142
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6335 Ferris Square, Suite A, San Diego, CA 92121

(Address of principal executive offices) (Zip Code)

(858) 678-0800

Issuer’s Telephone Number

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On September 18, 2009, Lpath, Inc. (the “Company”) and Merck KGaA, a corporation organized under German law (“Merck”), entered into an amendment (“Amendment No. 1”) to the ASONEP license agreement dated October 28, 2008 (the “License Agreement”).

The License Agreement specifies the deadline by which Merck must notify the Company regarding its decision to assume the development responsibilities for ASONEPTM (the “Decision Deadline”). This Decision Deadline was originally set as twelve months from the original date of the License Agreement, but Merck had the right to extend the Decision Deadline to an additional six months if it notified the Company in writing of such extension prior to September 28, 2009.

In Amendment No. 1 Merck formally notified Lpath that Merck has exercised its right to extend the Decision Deadline, and the parties agreed that the Decision Deadline is now June 27, 2010, two months later than previously allowed under the License Agreement. The Company will continue to receive the previously agreed upon monthly research and development funding from Merck until April 28, 2010.

The extension of the Decision Deadline allows time for the Company to further the development of ASONEP as contemplated in the License Agreement.

Item 8.01	Other Events

On September 24, 2009, the Company issued a news release. A copy of the news release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits
99.1	Press Release dated September 24, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lpath, Inc.

By:	/s/ Scott Pancoast
Name:	Scott Pancoast
Title:	President and Chief Executive Officer
Dated: September 24, 2009